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Ford Says Mulally to Remain as President and CEO through at Least 2014; Chief Operating Officer and Senior Leaders named for Americas, Europe, Asia Pacific and Lincoln brand

DEARBORN, Mich., Nov. 1, 2012 - Ford Motor Company is further strengthening and developing its leadership team while continuing to deliver the One Ford plan for profitable growth.

Ford Executive Chairman Bill Ford today said that Alan Mulally plans to continue to serve as Ford president and CEO through at least 2014. At the same time, Mark Fields is named the company's new chief operating officer, effective Dec. 1.

Mulally will continue leading the long-term strategic development of the One Ford plan and its continuous improvement. Fields will be responsible for all business operations.

Fields will continue to report to Mulally, as will the company's chief financial officer, general counsel and group vice president of Human Resources and Corporate Services.

Ford's automotive business units - The Americas (including both North America and South America); Europe, Middle East and Africa; and Asia Pacific - will report to Fields. Also reporting to Fields will be most of the company's functional skill teams, including Product Development; Manufacturing and Labor Affairs; Purchasing; Quality; Sustainability, Environment and Safety Engineering; Information Technology; Government and Community Relations; Marketing, Sales and Service; and Communications.

The company also made several other concurrent leadership announcements, also effective Dec. 1, including:

•	Joe Hinrichs is named executive vice president and president of The Americas; Hinrichs is currently group vice president and president of Asia Pacific Africa

•
Stephen Odell is named executive vice president and president of Europe, Middle East and Africa; Odell is currently group vice president, chairman and CEO, Ford of Europe; Africa is being realigned with Europe and the Middle East under Odell to take advantage of profitable growth opportunities and efficiencies

•
Jim Farley is named executive vice president of Global Marketing, Sales and Service and Lincoln; Farley, who is currently a group vice president, adds operating responsibility as the senior global leader for Lincoln, working together with the company's business units and functions on the re-invention of Lincoln as a world-class, global luxury brand

•	David Schoch is named group vice president and president of Asia Pacific; Schoch is currently chairman and CEO, Ford of China

•	John Lawler is elected a Ford Motor Company vice president and named chairman and CEO of Ford Motor China; Lawler is currently CFO, Ford Asia Pacific Africa

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“Today marks an important next step in the profitable growth of the Ford Motor Company and the appointment of key leaders who will help us continue to make progress on our One Ford plan,” Bill Ford said. “The strength of our people and stability of our team are competitive advantages for Ford. We are fortunate to have Alan's continued leadership as well as talented senior leaders throughout our company who are developing and working together and delivering on our plan.”

For the past seven years as executive vice president and president of The Americas, Fields has been responsible for the transformation of the company's North American operations and its record profitability. In the role, he has led the development, manufacturing, marketing and sales of Ford and Lincoln vehicles in the United States, Canada, Mexico and South America.

Hinrichs has led Ford's Asia Pacific growth plan for the past three years, overseeing the current construction of nine new plants and spearheading a commitment to bring more than 50 new vehicles and powertrains to the region by mid-decade. He now will apply his extensive business and automotive experience to Ford's Americas operations, focusing on continuing the momentum in North America and building a stronger business in South America.

Odell is leading Ford's transformation in Europe, with a focus on using the One Ford plan to achieve profitable growth through an unprecedented focus on new products, a strong brand and increased cost efficiency. Having previously led the transformation of Mazda and Volvo, Odell will lead the company's focus on growth in Africa and the Middle East.

Farley will continue to lead Ford's global Marketing, Sales and Service to world-class levels, focusing on new customers and revenue growth. His new global responsibility for the Lincoln brand will build on his experience growing Toyota's Lexus brand around the world.

Schoch has been leading Ford's growth in China, where it has invested more than $4.9 billion to introduce 15 new vehicles by 2015 and double production capacity. With extensive operational experience in North America, South America, Europe and Asia, Schoch now will lead the company's growth plan for the entire region, having worked alongside Hinrichs for the past year.

Lawler assumes leadership of Ford Motor China, having served as CFO for Asia Pacific Africa, working alongside Hinrichs and Schoch to develop and implement the company's aggressive growth plan in the region. Building on his considerable global operational experience - including being part of the team that led Ford's North American transformation - Lawler now will focus on the world's largest automotive market and the dramatic expansion of Ford's presence in China.

“In addition to fundamentally transforming our company during the last several years, we have strengthened our team with world-class leaders who will enable us to sustain our One Ford journey,” Mulally said. “All of us at Ford remain absolutely committed to continuing to make progress on our One Ford plan, including dealing decisively with near-term challenges, investing for future growth and developing outstanding products with leading quality, fuel efficiency, safety, smart design and value.”

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Biographical information about each of the leaders is as follows:

Mark Fields
Prior to being named Ford executive vice president and president of Ford of The Americas in October 2005, Fields, 51, served as executive vice president, Ford of Europe and Premier Automotive Group (PAG). There, he led all activities for Ford's premium vehicle business group, and for Ford-brand vehicles manufactured and sold in European countries. Prior to that, Fields was chairman and CEO of PAG.

Fields joined Ford in July 1989. From 2000 to 2002, he was president and CEO of Mazda Motor Company, leading the company through a period of significant transformation. He previously held a number of positions in both North America and South America, including managing director of Ford Argentina.

Joe Hinrichs
Hinrichs, 45, has headed Ford's Asia Pacific Africa region since December 2009.

Prior to this role, Hinrichs served as group vice president, Global Manufacturing and Labor Affairs, responsible for the operations Ford assembly, stamping and powertrain plants worldwide and overseeing the company's global engineering support for stamping, vehicle and powertrain manufacturing.

Hinrichs also was vice president, North America Manufacturing, vice president of Vehicle Operations and president and CEO of Ford Motor Company of Canada.

Prior to joining Ford in 2000, he was a partner and senior vice president of Ryan Enterprises Group, a manufacturing investment group in Chicago. Hinrichs also spent 10 years at General Motors in various positions in engineering and manufacturing, including plant manager.

Stephen Odell
Odell, 57, was appointed Ford group vice president, chairman and CEO of Ford of Europe in August 2010.

Prior to this, Odell was president and CEO of Volvo Car Corporation; chief operating officer, Ford of Europe; vice president of Marketing, Sales and Service, Ford of Europe; director and senior managing executive officer in charge of Marketing, Sales and Customer Services at Mazda; and vice president, Marketing and Sales, Jaguar North America.

Odell joined Ford Motor Company in 1980 as a graduate trainee for Ford of Britain.

Jim Farley
Farley, 50, became Ford's first global leader for Marketing, Sales and Service in August 2010. He joined Ford in November 2007.

Farley has led Ford's drive to connect closely with customers through integrated global marketing, advertising, digital, brand development and research.

Prior to joining Ford, Farley was group vice president and general manager of Lexus, responsible for sales, marketing and customer satisfaction activities for Toyota's Lexus luxury brand.

Before leading Lexus, Farley served as group vice president of Toyota Division marketing and was responsible for all Toyota Division market planning, advertising, merchandising, sales promotion, incentives and Internet activities. He also was general manager of product management for Toyota Europe.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

David Schoch
Schoch, 61, has held senior leadership positions on four continents, most recently as chairman and CEO of Ford Motor China, a position to which he was named in November 2011.

Schoch's extensive global experience includes senior leadership roles in North America, South America, South Africa and Asia Pacific. This includes serving as controller, The Americas, as well as executive director, Ford Canada, Mexico and South America Operations.

He also served as chief financial officer and vice president of Strategic Planning for Ford of Europe. Before that, Schoch was chief financial officer of Ford Asia Pacific Operations.

He joined the company as a financial analyst in 1977.

John Lawler
Lawler, 46, became the chief financial officer, Ford Asia Pacific and Africa, in June 2010.

Lawler has a wealth of experience in business strategy, particularly related to market analysis, pricing strategy and product programs. He was a member of the team that led the company's North American transformation, serving as controller of U.S. Marketing and Sales from January 2007 until moving to China in 2010. In the U.S. position, he was responsible for key business strategies including pricing and business planning, and was a key leader in the company's efforts to reduce complexity and overhaul dealer policies.

Prior to that assignment, Lawler served in a variety of roles in North America, Europe and Asia. His assignments included serving as a controller in Ford of Europe's Product Development organization and as a finance leader with Mazda Motor Corporation in Japan.

He joined Ford as a financial analyst in 1990.

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About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 172,000 employees and 65 plants worldwide, the company's automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding the company and Ford products, please visit www.corporate.ford.com.

Contact:	Jay Cooney
313.323.0593
jcoone17@ford.com

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